Execution Version

Exhibit 10.12

INTERCREDITOR AGREEMENT

dated as of March 12, 2015 between

The ROYAL BANK OF SCOTLAND plc,
as Priority Lien Agent,

and

ENERGY XXI GULF COAST, INC.,
a Delaware corporation

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN THE INTERCOMPANY NOTE, DATED AS OF MARCH 12, 2015, OF EPL OIL & GAS, INC. PAYABLE TO ENERGY XXI GULF COAST, INC. IN THE PRINCIPAL AMOUNT OF $325,000,000.

INTERCREDITOR AGREEMENT, dated as of March 12, 2015 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), between THE ROYAL BANK OF SCOTLAND plc, as administrative agent for the Priority Lien Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Priority Lien Agent”) and ENERGY XXI GULF COAST, INC., a Delaware corporation (and together with its successors and assigns to the extent such assignment is permitted by the Priority Credit Agreement or a Priority Substitute Credit Facility, “EXXI”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Priority Lien Agent (for itself and on behalf of the Priority Lien Secured Parties) and EXXI agree as follows:

Article I
DEFINITIONS

SECTION 1.01.         Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any agreement, instrument, other document, statute or regulation shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b)          All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c)          As used in this Agreement, the following terms have the meanings specified below:

“Accounts” has the meaning assigned to such term in Section 3.01.

1

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Collateral” means any of the assets or property of any Grantor whether real, personal or mixed which constitutes or may constitute Priority Lien Collateral but as to which EXXI does not require such Grantor to grant a Lien in EXXI’s favor to secure the Second Lien Obligations pursuant to Second Lien Security Documents.

“Bank Product” means each and any of the following bank services and products provided to EPL or any other Grantor by any lender under the Priority Credit Agreement or any Affiliate of any such lender: (a) commercial credit cards, (b) stored value cards and (c) Treasury Management Arrangement (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Product Obligations” means any and all obligations of EPL or any other Grantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with any Bank Product.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership; (c) with respect to a limited liability company, the manager or managers, or if there are no managers of such limited liability company, the managing member or members or any controlling committee of managers or managing members thereof, as the case may be; and (e) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day that is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

2

“Class” means (a) in the case of Priority Lien Debt, the Priority Lien Debt, taken together and (b) in the case of Second Lien Debt, the Second Lien Debt, taken together.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the Priority Lien Collateral and/or the Second Lien Collateral.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Priority Credit Agreement), commercial paper facilities or capital markets financings, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables), letters of credit or capital market financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time with banks or other institutional lenders or investors.

“DIP Financing” has the meaning assigned to such term in Section 4.02(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 4.02(b).

“DIP Lenders” has the meaning assigned to such term in Section 4.02(b).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(a)          termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(b)          payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(c)          discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Obligations;

(d)          payment of Hedging Obligations constituting Priority Lien Obligations (and, with respect to any particular Hedge Agreement, termination of such agreement and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the Priority Lien Agent) pursuant to the terms of the Priority Credit Agreement); and

(e)          payment in full in cash of all other Priority Lien Obligations, including without limitation Bank Product Obligations, that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

3

provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, EPL enters into any Priority Lien Document evidencing a Priority Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which EPL designates such Indebtedness as Priority Lien Debt in accordance with this Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement and any Second Lien Obligations shall be deemed to have been at all times Second Lien Obligations and at no time Priority Lien Obligations. For the avoidance of doubt, a Replacement as contemplated by Section 4.04 shall not be deemed to cause a Discharge of Priority Lien Obligations.

“Disposition” shall mean any sale, lease, exchange, assignment, license, contribution, transfer or other disposition. “Dispose” shall have a correlative meaning.

“EPL” means EPL Oil & Gas, Inc., a Delaware corporation and a wholly owned subsidiary of EXXI.

“EPL Entities” means EPL and any subsidiary thereof.

“Excess Priority Lien Obligations” means Obligations constituting Priority Lien Obligations for the principal amount of indebtedness (including letters of credit and reimbursement obligations) under the Priority Credit Agreement and/or any other Credit Facility pursuant to which Priority Lien Debt has been issued to the extent that such Obligations for principal, letters of credit and reimbursement obligations are in excess of the amount in clause (a) of the definition of “Priority Lien Cap.”

“EXXI” has the meaning assigned to such term in the preamble hereto.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means EPL and each subsidiary of EPL that shall have granted any Lien in favor of either Priority Lien Agent or EXXI on any of its assets or properties to secure any of the Secured Obligations.

4

“Hedging Obligations” means, with respect to any Grantor, the obligations of such Grantor incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

(a)          interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to protect such Grantor or any subsidiary thereof entering into the agreement against fluctuations in interest rates with respect to indebtedness incurred;

(b)          foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect such Grantor or any subsidiary thereof entering into the agreement against fluctuations in currency exchanges rates with respect to indebtedness incurred;

(c)          any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of oil, natural gas or other commodities used, produced, processed or sold by that Grantor or any subsidiary thereof at the time; and

(d)          other agreements or arrangements designed to protect such Grantor or any subsidiary thereof against fluctuations in interest rates, commodity prices or currency exchange rates.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Insolvency or Liquidation Proceeding” means:

(a)          any case commenced by or against EPL or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of EPL or any other Grantor, any receivership or assignment for the benefit of creditors relating to EPL or any other Grantor or any similar case or proceeding relative to EPL or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)          any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to EPL or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)          any other proceeding of any type or nature in which substantially all claims of creditors of EPL or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercompany Note” has the meaning assigned to such term in the Priority Credit Agreement.

5

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, hypothecation, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest therein and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of EPL by any Officers of EPL.

“oil’ means crude oil, condensate, natural gas liquids or other liquid hydrocarbons.

“Oil and Gas Properties” means, with respect to any Person, all properties, including equity or other ownership interest therein, owned by such Person or any of its subsidiaries which contain “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act of 1933, as amended.

“Original Priority Lien Agent” has the meaning assigned to such term in the preamble hereto.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, association, corporation, government or any agency or political subdivision thereof or any other entity.

“Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit A.

“Priority Credit Agreement” means the Second Amended and Restated First Lien Credit Agreement, dated as of May 5, 2011, among EXXI and EPL as borrowers, the Original Priority Lien Agent, the lenders party thereto from time to time and the other agents named therein, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time with the same and/or different lenders and/or agents and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Priority Substitute Credit Facility.

6

“Priority Lien” means a Lien granted by the Priority Lien Documents to the Priority Lien Agent at any time upon any property of EPL or any other Grantor to secure Priority Lien Obligations (including Liens on such Collateral under the security documents associated with any Priority Substitute Credit Facility).

“Priority Lien Agent” means the Original Priority Lien Agent, and, from and after the date of execution and delivery of a Priority Substitute Credit Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“Priority Lien Cap” means, as of any date, without duplication, (a) the principal amount of indebtedness under the Priority Credit Agreement and/or any other Credit Facility (including letters of credit and reimbursement obligations) pursuant to which Priority Lien Debt has been issued in an aggregate principal amount not in excess of the greater of (i) $500,000,000 and (ii) the Borrowing Base (including any component definition used therein, each as defined in the Priority Credit Agreement as in effect on the date hereof) in effect at the time of such incurrence, plus (b) the amount of all Hedging Obligations, to the extent such Hedging Obligations are secured by the Priority Liens, plus (c) the amount of all Bank Product Obligations, plus (d) the amount of accrued and unpaid interest (excluding any interest paid-in-kind) and outstanding fees, to the extent such Obligations are secured by the Priority Liens. For purposes of this definition, all letters of credit will be valued at the face amount thereof, whether or not drawn.

“Priority Lien Collateral” shall mean all “Collateral”, as defined in the Priority Credit Agreement or any other Priority Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Priority Lien Obligation.

“Priority Lien Debt” means the indebtedness under the Priority Credit Agreement (including letters of credit and reimbursement obligations with respect thereto) and any Priority Substitute Credit Facility.

“Priority Lien Documents” means the Priority Credit Agreement, the Priority Lien Security Documents, the other “Loan Documents” (as defined in the Priority Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Priority Substitute Credit Facility.

7

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of or in connection with Priority Lien Debt together with Hedging Obligations and the Bank Product Obligations. Notwithstanding any other provision hereof, the term “Priority Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the Priority Credit Agreement and the other Priority Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and whether or not allowable in an Insolvency or Liquidation Proceeding. To the extent that any payment with respect to the Priority Lien Obligations (whether by or on behalf of EPL, as proceeds of security, enforcement of any right of set-off, or otherwise) is declared to be fraudulent or preferential in any respect, set aside, or required to be paid to a debtor in possession, trustee, receiver, or similar Person, then the obligation or part thereof originally intended to be satisfied will be deemed to be reinstated and outstanding as if such payment had not occurred.

“Priority Lien Secured Parties” means, at any time, the Priority Lien Agent, each lender or issuing bank under the Priority Credit Agreement, each holder, provider or obligee of any Hedging Obligations and Bank Product Obligations that is a lender under the Priority Credit Agreement or an Affiliate (as defined herein or in the Priority Credit Agreement) thereof and is a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Priority Lien Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any Priority Lien Document and each other holder of, or obligee in respect of, any Priority Lien Obligations (including pursuant to a Priority Substitute Credit Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any Priority Lien Document outstanding at such time.

“Priority Lien Security Documents” means the Priority Credit Agreement (insofar as the same grants a Lien on the Collateral), each agreement listed in Part A of Exhibit B hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by EPL or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Priority Substitute Credit Facility).

“Priority Substitute Credit Facility” means any Credit Facility with respect to which the requirements contained in Section 4.04 of this Agreement have been satisfied and that Replaces the Priority Credit Agreement then in existence. For the avoidance of doubt, no Priority Substitute Credit Facility shall be required to be a revolving or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any Priority Lien securing such Priority Substitute Credit Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (the “Reserve Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Replaces” means, in respect of any agreement with reference to the Priority Credit Agreement or the Priority Lien Obligations or any Priority Substitute Credit Facility, that such agreement refunds, refinances or replaces the Priority Credit Agreement, the Priority Lien Obligations or such Priority Substitute Credit Facility in whole (in a transaction that is in compliance with Section 4.04) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Priority Credit Agreement, Priority Lien Obligations or such Priority Substitute Credit Facility, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

8

“Reserve Report” means (a) from the date hereof until the date upon which the initial reserve report described in clause (b)(i) is completed, the internal reserve report concerning Oil and Gas Properties of EPL as of December 31, 2014, prepared by EPL’s or its Affiliate’s petroleum engineers and (b) thereafter, (i) a reserve report estimating the discounted future net revenue from Proved Reserves of the Grantors, prepared as of the end of EPL’s most recently completed fiscal year, which reserve report is prepared or reviewed or audited by an independent petroleum engineer as to Proved Reserves accounting for at least 80% of all discounted future net revenue from all of the Grantors’ Proved Reserves and by EPL’s or its Affiliate’s petroleum engineers with respect to any other such Proved Reserves covered by such report and (ii) a reserve report estimating the discounted future net revenue from Proved Reserves of the Grantors prepared by EPL’s or its Affiliate’s petroleum engineers as of the date that is six months after the end of EPL’s most recently completed fiscal year, and in each case with such estimates calculated in accordance with SEC guidelines (but utilizing the five-year strip price for crude oil (WTI Cushing), for natural gas liquids (Mont Belvieu) and natural gas (Henry Hub), with such price held flat for each subsequent year, quoted on the New York Mercantile Exchange (or its successor) on the “as of” date of such Reserve Report.

“Second Lien” means a Lien granted by a Second Lien Document to EXXI, at any time, upon any Collateral by any Grantor to secure Second Lien Obligations.

“Second Lien Collateral” shall mean all “Collateral”, as defined in any Second Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Second Lien Obligations.

“Second Lien Debt” means the indebtedness under the Intercompany Note issued on the date hereof.

“Second Lien Documents” means the Intercompany Note and the Second Lien Security Documents.

“Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Second Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the Intercompany Note and the other Second Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding.

“Second Lien Purchaser” has the meaning assigned to such term in Section 3.06.

“Second Lien Security Documents” means the Intercompany Note (insofar as the same grants a Lien on the Collateral), each agreement listed in Part B of Exhibit B hereto and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by EPL or any of its Subsidiaries creating (or purporting to create) a Lien upon Collateral in favor of EXXI relating to the Second Lien Obligations.

9

“Secured Debt Documents” means the Priority Lien Documents and the Second Lien Security Documents.

“Secured Debt Representative” means the Priority Lien Agent and EXXI.

“Secured Obligations” means the Priority Lien Obligations and the Second Lien Obligations.

“Secured Parties” means the Priority Lien Secured Parties and EXXI.

“Security Documents” means the Priority Lien Security Documents and the Second Lien Security Documents.

“Standstill Period” has the meaning assigned to such term in Section 3.02.

“subsidiary” means, with respect to any specified Person (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person (or a combination thereof); and (b) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date hereof.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

10

Article II
LIEN PRIORITIES

SECTION 2.01.         Relative Priorities. (a) The grant of the Priority Liens pursuant to the Priority Lien Documents and the grant of the Second Liens pursuant to the Second Lien Documents create two separate and distinct Liens on the Collateral.

(b)          Notwithstanding anything contained in this Agreement, the Priority Lien Documents, the Second Lien Documents or any other agreement or instrument or operation of law to the contrary, or any other circumstance whatsoever and irrespective of (i) how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise), (ii) the time, manner, or order of the grant, attachment or perfection of a Lien, (iii) any conflicting provision of the New York UCC or other applicable law, (iv) any defect in, or non-perfection, setting aside, or avoidance of, a Lien or a Priority Lien Document or a Second Lien Document, (v) the modification of a Priority Lien Obligation or a Second Lien Obligation, or (vi) the subordination of a Lien on Collateral securing a Priority Lien Obligation to a Lien securing another obligation of EPL or other Person that is permitted under the Priority Lien Documents as in effect on the date hereof or securing a DIP Financing, EXXI hereby agrees that (i) any Priority Lien on any Collateral now or hereafter held by or for the benefit of any Priority Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Liens on any Collateral and (ii) any Second Lien on any Collateral now or hereafter held by or for the benefit of EXXI shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Priority Liens on any Collateral, in any case, subject to the Priority Lien Cap as provided herein.

(c)          It is acknowledged that, subject to the Priority Lien Cap (as provided herein), (i) the aggregate amount of the Priority Lien Obligations may be increased from time to time pursuant to the terms of the Priority Lien Documents, (ii) a portion of the Priority Lien Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Priority Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Second Liens hereunder or the provisions of this Agreement defining the relative rights of the Priority Lien Secured Parties and EXXI. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Priority Lien Obligations (or any part thereof) or the Second Lien Obligations (or any part thereof) by the release of any Collateral or of any guarantees for any Priority Lien Obligations or by any action that any Secured Debt Representative or Secured Party may take or fail to take in respect of any Collateral.

SECTION 2.02.         Prohibition on Marshalling, Etc. Until the Discharge of Priority Lien Obligations, EXXI will not assert any marshalling, appraisal, valuation, or other similar right that may otherwise be available to a junior secured creditor.

11

SECTION 2.03.         No New Liens. The parties hereto agree that, so long as the Discharge of Priority Lien Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, (a) grant or permit any additional Liens on any asset of a Grantor to secure any Second Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure the Priority Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Priority Lien Agent to accept such Lien will not prevent EXXI from taking the Lien or (b) grant or permit any additional Liens on any asset of a Grantor to secure any Priority Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure the Second Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of EXXI to accept such Lien will not prevent the Priority Lien Agent from taking the Lien, with each such Lien as described in this Section 2.03 to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Priority Lien Agent, the other Priority Lien Secured Parties or EXXI, EXXI agrees that any amounts received by or distributed to it pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 3.05(b). It is agreed that each Grantor may grant and permit to exist Liens on any and all Applicable Collateral in favor of Priority Lien Secured Parties pursuant to Priority Lien Security Documents.

SECTION 2.04.         Similar Collateral and Agreements. The parties hereto acknowledge and agree that it is their intention that the Priority Lien Collateral and the Second Lien Collateral be identical except with respect to Applicable Collateral (if any). In furtherance of the foregoing, the parties hereto agree (a) to cooperate in good faith in order to determine, upon any reasonable request by the Priority Lien Agent or EXXI, the specific assets included in the Priority Lien Collateral and the Second Lien Collateral, the steps taken to perfect the Priority Liens and the Second Liens thereon and the identity of the respective parties obligated under the Priority Lien Documents and the Second Lien Documents in respect of the Priority Lien Obligations and the Second Lien Obligations, respectively, (b) that the Second Lien Security Documents creating Liens on the Collateral (other than any Applicable Collateral) shall be in all material respects the same forms of documents as the respective Priority Lien Security Documents creating Liens on the Collateral other than (i) with respect to the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Second Lien Security Documents which are less restrictive than the corresponding Priority Lien Security Documents, (iii) provisions in the Second Lien Security Documents which are solely applicable to the rights and duties of EXXI and (c) that at no time shall there be any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations.

12

SECTION 2.05.         No Duties of Priority Lien Agent. EXXI acknowledges and agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duties or other obligations to it with respect to any Collateral, other than to transfer to it any remaining Collateral and any proceeds of the sale or other Disposition of any such Collateral remaining in its possession following the associated Discharge of Priority Lien Obligations, in each case without representation or warranty on the part of the Priority Lien Agent or any Priority Lien Secured Party. In furtherance of the foregoing, EXXI acknowledges and agrees that until the Discharge of Priority Lien Obligations (subject to the terms of Section 3.02, including the rights of EXXI following the expiration of the Standstill Period), the Priority Lien Agent shall be entitled, for the benefit of the Priority Lien Secured Parties, to sell, transfer or otherwise Dispose of or deal with such Collateral, as provided herein and in the Priority Lien Documents, without regard to any Second Lien or any rights to which EXXI would otherwise be entitled as a result of such Second Lien. Without limiting the foregoing, EXXI agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, Dispose of or otherwise liquidate all or any portion of such Collateral, in any manner that would maximize the return to EXXI, notwithstanding that the order and timing of any such realization, sale, Disposition or liquidation may affect the amount of proceeds actually received by EXXI from such realization, sale, Disposition or liquidation. EXXI waives any claim it may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or the Priority Lien Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for the Priority Lien Obligations.

Article III
ENFORCEMENT RIGHTS; PURCHASE OPTION

SECTION 3.01.         Limitation on Enforcement Action. Prior to the Discharge of Priority Lien Obligations, EXXI hereby agrees that, subject to Section 3.05(b) and 4.07, it shall not commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Second Lien Security Document, applicable law or otherwise (including but not limited to any right of setoff), it being agreed that only the Priority Lien Agent, acting in accordance with the applicable Priority Lien Documents, shall have the exclusive right (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of EXXI. In exercising rights and remedies with respect to the Collateral, the Priority Lien Agent and the other Priority Lien Secured Parties may enforce the provisions of the Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and regardless of whether such exercise and enforcement is adverse to the interest of EXXI. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. Without limiting the generality of the foregoing, the Priority Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts (collectively “Accounts”), including exercising rights under control agreements with respect to such Accounts. EXXI hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Document shall be deemed to restrict in any way the rights and remedies of the Priority Lien Agent or the other Priority Lien Secured Parties with respect to the Collateral as set forth in this Agreement. Notwithstanding the foregoing, subject to Section 3.05, EXXI may, but will have no obligation to, take all such actions (not adverse to the Priority Liens or the rights of the Priority Lien Agent and the Priority Lien Secured Parties) it deems necessary to perfect or continue the perfection of the Second Liens in the Collateral.

13

SECTION 3.02.         Standstill Period; Permitted Enforcement Action. Notwithstanding the foregoing Section 3.01, both before and during an Insolvency or Liquidation Proceeding, after a period of 180 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of the Priority Lien Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay in any Insolvency or Liquidation Proceeding) since the date on which EXXI has delivered to the Priority Lien Agent written notice of the acceleration of the Intercompany Note (the “Standstill Period”), EXXI may enforce or exercise any rights or remedies with respect to any Collateral; provided, however that notwithstanding the expiration of the Standstill Period, in no event may EXXI (i) enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, or (ii) request that any Grantor grant, and will not accept, any Liens on any Applicable Collateral pursuant to any Second Lien Security Documents, if the Priority Lien Agent on behalf of the Priority Lien Secured Parties or any other Priority Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Collateral or any such action or proceeding; provided, further, that, at any time after the expiration of the Standstill Period, if neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have commenced and be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and EXXI shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as EXXI is diligently pursuing such rights or remedies, neither the Priority Lien Agent nor any Priority Lien Secured Party shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding.

14

SECTION 3.03.         Insurance. Unless and until the Discharge of Priority Lien Obligations has occurred (subject to the terms of Section 3.02, including the rights of EXXI following expiration of the Standstill Period), the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Priority Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, and subject to the rights of the Grantors under the Priority Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect to the Collateral shall be paid to the Priority Lien Agent pursuant to the terms of the Priority Lien Documents (including for purposes of cash collateralization of commitments, letters of credit and Hedging Obligations). If EXXI shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall pay such proceeds over to the Priority Lien Agent. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, EXXI shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, EXXI shall follow the instructions of the Priority Lien Agent, or of the Grantors under the Priority Lien Documents to the extent the Priority Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the terms of Section 3.02, including the rights of EXXI following expiration of the Standstill Period).

SECTION 3.04.         Notification of Release of Collateral. Each of the Priority Lien Agent and EXXI shall give the other prompt written notice of the Disposition by it of, and Release by it of the Lien on, any Collateral. Such notice shall describe in reasonable detail the subject Collateral, the parties involved in such Disposition or Release, the place, time manner and method thereof, and the consideration, if any, received therefor; provided, however, that the failure to give any such notice shall not in and of itself in any way impair the effectiveness of any such Disposition or Release.

SECTION 3.05.         No Interference; Payment Over.

(a)          No Interference. EXXI agrees that it (i) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Second Lien pari passu with, or to give it any preference or priority relative to, any Priority Lien with respect to the Collateral or any part thereof, (ii) will not challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Document, or the validity, attachment, perfection or priority of any Priority Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement, (iii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by any Priority Lien Secured Party or the Priority Lien Agent acting on their behalf, (iv) shall have no right to (A) direct the Priority Lien Agent or any other Priority Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent or any other Priority Lien Secured Party of any right, remedy or power with respect to any Collateral, (v) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Priority Lien Agent or other Priority Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority Lien Agent nor any other Priority Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Priority Lien Agent or other Priority Lien Secured Party with respect to any Priority Lien Collateral, (vi) will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral, (vii) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (viii) will not object to forbearance by the Priority Lien Agent or any Priority Lien Secured Party, (ix) will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law and (x) it will not request or accept any Liens on any Applicable Collateral pursuant to any Second Lien Security Document during any Standstill Period or if the Priority Lien Agent on behalf of the Priority Lien Secured Parties or any other Priority Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Collateral or any such action or proceeding.

15

(b)          Payment Over. EXXI hereby agrees that if it shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral, pursuant to any Second Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, to the extent permitted hereunder, at any time prior to the Discharge of Priority Lien Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the Priority Lien Agent and the other Priority Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Priority Lien Agent as promptly as practicable. Furthermore, EXXI shall, at the Grantors’ expense, promptly send written notice to the Priority Lien Agent upon receipt of such Collateral, proceeds or payment and if directed by the Priority Lien Agent within five (5) days after receipt by the Priority Lien Agent of such written notice, shall deliver such Collateral, proceeds or payment to the Priority Lien Agent in the same form as received, with any necessary endorsements, or as court of competent jurisdiction may otherwise direct. The Priority Lien Agent is hereby authorized to make any such endorsements as agent for EXXI. EXXI agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its direct control in respect of any such Priority Lien Collateral and shall promptly turn any such Collateral then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement will be reinstated as if such payment bad not been made, until the Discharge of Priority Lien Obligations. All Second Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in this Agreement. Anything contained herein to the contrary notwithstanding, this Section 3.05(b) shall not apply to any proceeds of Collateral realized in a transaction not prohibited by the Priority Lien Documents and as to which the possession or receipt thereof by EXXI is otherwise permitted by the Priority Lien Documents.

16

SECTION 3.06.         Purchase Option.

(a)          Notwithstanding anything in this Agreement to the contrary, on or at any time after (i) the commencement of an Insolvency or Liquidation Proceeding or (ii) the acceleration of the Priority Lien Obligations, EXXI (the “Second Lien Purchaser”) will have the right, at its sole option and election (but will not be obligated), at any time upon prior written notice to the Priority Lien Agent, to purchase from the Priority Lien Secured Parties all (but not less than all) Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such purchase. Promptly following the receipt of such notice, the Priority Lien Agent will deliver to EXXI a statement of the amount of Priority Lien Debt, other Priority Lien Obligations and DIP Financing provided by any of the Priority Lien Secured Parties, if any, then outstanding and the amount of the cash collateral requested by the Priority Lien Agent to be delivered pursuant to Section 3.06(b)(ii) below. The right to purchase provided for in this Section 3.06 will expire unless, within 10 Business Days after the receipt by EXXI of such notice from the Priority Lien Agent, EXXI delivers to the Priority Lien Agent an irrevocable commitment of the Second Lien Purchaser to purchase all (but not less than all) of the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing and to otherwise complete such purchase on the terms set forth under this Section 3.06.

(b)          On the date specified by EXXI (on behalf of the Second Lien Purchaser) in such irrevocable commitment (which shall not be less than five Business Days nor more than 20 Business Days, after the receipt by the Priority Lien Agent of such irrevocable commitment), the Priority Lien Secured Parties shall sell to the Second Lien Purchaser all (but not less than all) Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing that are outstanding on the date of such sale, subject to any required approval of any Governmental Authority then in effect, if any, and only if on the date of such sale, the Priority Lien Agent receives the following:

(i)          payment, as the purchase price for all Priority Lien Obligations sold in such sale, of an amount equal to the full amount of all Priority Lien Obligations (other than outstanding letters of credit as referred to in clause (ii) below) and loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then outstanding (including principal, interest, fees, reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that in the case of Hedging Obligations that constitute Priority Lien Obligations the Second Lien Purchaser shall cause the applicable agreements governing such Hedging Obligations to be assigned and novated or, if such agreements have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Hedging Obligations, calculated using the market quotation method and after giving effect to any netting arrangements;

17

(ii)         a cash collateral deposit in such amount as the Priority Lien Agent determines is reasonably necessary to secure the payment of any outstanding letters of credit constituting Priority Lien Obligations that may become due and payable after such sale (but not in any event in an amount greater than one hundred five percent (105%) of the amount then reasonably estimated by the Priority Lien Agent to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by the Priority Lien Agent as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to EXXI (except as may otherwise be required by applicable. law or any order of any court or other Governmental Authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit; and

(iii)        any agreements, documents or instruments which the Priority Lien Agent may reasonably request pursuant to which EXXI and the Second Lien Purchaser in such sale expressly assume and adopt all of the obligations of the Priority Lien Agent and the Priority Lien Secured Parties under the Priority Lien Documents and in connection with loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing on and after the date of the purchase and sale and EXXI (or any other representative appointed by the holders of a majority in aggregate principal amount of the Intercompany Note then outstanding) becomes a successor agent thereunder.

(c)          Such purchase of the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing shall be made by EXXI giving notice to the Priority Lien Agent of its interest to exercise the purchase option hereunder. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Priority Lien Agent as the Priority Lien Agent may designate in writing to EXXI for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by EXXI to the bank account designated by the Priority Lien Agent are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by EXXI to the bank account designated by the Priority Lien Agent are received in such bank account later than 12:00 noon, New York City time.

(d)          Such sale shall be expressly made without representation or warranty of any kind by the Priority Lien Secured Parties as to the Priority Lien Obligations, the Collateral or otherwise and without recourse to any Priority Lien Secured Party, except that the Priority Lien Secured Parties shall represent and warrant severally as to the Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing then owing to it: (i) that such applicable Priority Lien Secured Party own such Priority Lien Obligations (including unfunded commitments) and any loans provided by any of the Priority Lien Secured Parties in connection with a DIP Financing; and (ii) that such applicable Priority Lien Secured Party has the necessary corporate or other governing authority to assign such interests.

18

(e)          After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the issuers of letters of credit will remain entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents as in effect at the time of such sale, as fully as if the sale of the Priority Lien Debt had not been made, but only the Person or successor agent to whom the Priority Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the Priority Liens and only the Second Lien Purchaser in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the Priority Liens.

Article IV
OTHER AGREEMENTS

SECTION 4.01.         Release of Liens; Automatic Release of Second Liens. (a) Prior to the Discharge of Priority Lien Obligations, EXXI agrees that, in the event the Priority Lien Secured Parties release their Lien on any Collateral, the Second Lien on such Collateral shall terminate and be released automatically and without further action if (i) (reserved), (ii) such release is effected in connection with the Priority Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, (iii) after giving effect to such release and the filing of any supplements or amendments to existing Second Lien Security Documents on or prior to the consummation of such release, the Collateral shall include Oil and Gas Properties subject to such Second Lien Security Documents that include not less than 80% of the total discounted future net revenue of the Grantors’ Oil and Gas Properties located in the United States and adjacent Federal waters constituting Proved Reserves as estimated by EPL in its most recent Reserve Report, or (iv) such release is effected in connection with a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Priority Lien Secured Parties shall have consented to such sale or Disposition of such Collateral; provided that, in the case of each of clauses (i), (ii), (iii) and (iv), the Second Liens on such Collateral shall remain in place (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations, subject to the Priority Lien Cap) with respect to any proceeds of a sale, transfer or other Disposition of Collateral not paid to the Priority Lien Secured Parties or that remain after the Discharge of Priority Lien Obligations.

(b)          EXXI agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Priority Lien Agent to evidence and confirm any release of Collateral provided for in this Section 4.01.

SECTION 4.02.         Certain Agreements With Respect to Insolvency or Liquidation Proceedings. (a) The parties hereto acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against EPL or any subsidiary of EPL. All references in this Agreement to EPL or any subsidiary of EPL or any other Grantor will include such Person or Persons as a debtor-in-possession and any receiver or trustee for such Person or Persons in an Insolvency or Liquidation Proceeding.

19

(b)          If EPL or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, EXXI agrees that it will not raise any objection, contest or oppose, and it will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the Priority Lien Agent or the Priority Lien Secured Parties oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral or (ii) the maximum principal amount of indebtedness permitted under such DIP Financing exceeds the sum of (x) the amount of Priority Lien Obligations refinanced with the proceeds thereof and (y) $150,000,000. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Priority Liens, EXXI will subordinate the Second Liens on the Collateral to the Priority Liens and to such DIP Financing Liens, so long as EXXI retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Priority Liens as existed prior to the commencement of the case under the Bankruptcy Code.

(c)          Without the consent of the Priority Lien Agent in its sole discretion, EXXI agrees not to propose, support or enter into any DIP Financing.

(d)          EXXI agrees that it will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other Disposition, a motion to sell or Dispose or the bidding procedure for such sale or Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Priority Lien Secured Parties shall have consented to such sale or Disposition, such motion to sell or Dispose or such bidding procedure for such sale or Disposition of such Collateral and all Priority Liens and Second Liens will attach to the proceeds of the sale in the same respective priorities as set forth in this Agreement.

(e)          EXXI waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any DIP Financing Liens (granted in a manner that is consistent with this Agreement) or administrative expense priority under Section 364 of the Bankruptcy Code.

(f)          EXXI agrees that it will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, nor will it object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the Priority Lien Agent or any other Priority Lien Secured Party for adequate protection or (ii) any objection by the Priority Lien Agent or any other Priority Lien Secured Party to any motion, relief, action or proceeding based on the Priority Lien Agent or Priority Lien Secured Parties claiming a lack of adequate protection, except that EXXI may:

20

(i)          freely seek and obtain relief granting adequate protection in the form of a replacement lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, and with the same relative priority to the Priority Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties; and

(ii)         freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

(g)          EXXI waives any claim it may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party (or their representatives) arising out of any election by the Priority Lien Agent or any Priority Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

(h)          EXXI agrees that in any Insolvency or Liquidation Proceeding, it shall not support or vote to accept any plan of reorganization or disclosure statement of EPL or any other Grantor unless (i) such plan is accepted by the Class of Priority Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all Priority Lien Obligations (including all post-petition interest approved by the bankruptcy court, fees and expenses and cash collateralization of all letters of credit) on the effective date of such plan of reorganization or (ii) such plan provides on account of the Priority Lien Secured Parties for the retention by the Priority Lien Agent, for the benefit of the Priority Lien Secured Parties, of the Liens on the Collateral securing the Priority Lien Obligations, and on all proceeds thereof, and such plan also provides that any Liens retained by, or granted to, EXXI are only on property securing the Priority Lien Obligations and shall have the same relative priority with respect to the Collateral or other property, respectively, as provided in this Agreement with respect to the Collateral, and to the extent such plan provides for deferred cash payments, or for the distribution of any other property of any kind or nature, on account of the Priority Lien Obligations or the Second Lien Obligations, such plan provides that any such deferred cash payments or other distributions in respect of the Second Lien Obligations shall be delivered to the Priority Lien Agent and distributed in accordance with the priorities provided in this Agreement. Except as provided herein, EXXI shall remain entitled to vote its claims in any such Insolvency or Liquidation Proceeding.

(i)          EXXI agrees that it shall not seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Priority Lien Agent.

21

(j)          EXXI agrees that it shall not oppose or seek to challenge any claim by the Priority Lien Agent or any other Priority Lien Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses or cash collateralization of all letters of credit to the extent of the value of the Priority Liens (it being understood that such value will be determined without regard to the existence of the Second Liens on the Collateral) subject to the Priority Lien Cap. Neither Priority Lien Agent nor any other Priority Lien Secured Party shall oppose or seek to challenge any claim by EXXI for allowance or payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Liens on the Collateral; provided that if the Priority Lien Agent or any other Priority Lien Secured Party shall have made any such claim, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by EXXI.

(k)          Without the express written consent of the Priority Lien Agent, EXXI shall not (and shall not join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of Priority Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Priority Lien Secured Party of interest, fees or expenses under Section 506(b) of the Bankruptcy Code subject to the Priority Lien Cap.

(l)          Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then EXXI agrees that, any distribution or recovery they may receive shall be segregated and held in trust and forthwith paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of EXXI that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. EXXI hereby appoints the Priority Lien Agent, and any officer or agent of the Priority Lien Agent, with full power of substitution, the attorney-in-fact of EXXI for the limited purpose of carrying out the provisions of this Section 4.02(1) and taking any action and executing any instrument that the Priority Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02(1), which appointment is irrevocable and coupled with an interest.

(m)          EXXI hereby agrees that the Priority Lien Agent shall have the exclusive right to credit bid the Priority Lien Obligations and further that EXXI shall not (and shall not join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Priority Lien Agent.

(n)          Without the consent of the Priority Lien Agent in its sole discretion, EXXI agrees it will not file an involuntary bankruptcy claim or seek the appointment of an examiner or a trustee for EPL or any of its subsidiaries in regards to the Second Lien Debt.

(o)          EXXI waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against any Priority Lien Secured Party or any of the Collateral.

22

SECTION 4.03.         Reinstatement. If any Priority Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”) for any reason whatsoever, then the Priority Lien Obligations shall be reinstated to the extent of such Recovery and the Priority Lien Secured Parties shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts. EXXI agrees that if, at any time, it receives notice of any Recovery, it shall promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Priority Lien securing such Priority Lien Obligations and shall promptly turn any Collateral subject to any such Priority Lien then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made. If this Agreement shall have been terminated prior to any such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by EXXI and then in its possession or under its control on account of the Second Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 4.03, be held in trust for and paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties for application to the reinstated Priority Lien Obligations until the discharge thereof. This Section 4.03 shall survive termination of this Agreement.

SECTION 4.04.         Refinancings. The Priority Lien Obligations may be Replaced by any Priority Substitute Credit Facility without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, that (i) the Priority Lien Agent shall receive on or prior to incurrence of a Priority Substitute Credit Facility (y) an Officers’ Certificate from EPL stating that (A) the incurrence thereof is permitted by each applicable Secured Debt Document to be incurred and (B) the requirements of Section 4.06 have been satisfied, and (z) a Priority Confirmation Joinder from the holders or lenders of any indebtedness that Replaces the Priority Lien Obligations (or an authorized agent, trustee or other representative on their behalf), (ii) the aggregate outstanding principal amount of the Priority Lien Obligations, after giving effect to such Priority Substitute Credit Facility, shall not exceed the Priority Lien Cap and (iii) on or before the date of such incurrence, such Priority Substitute Credit Facility is designated by EPL, in an Officers’ Certificate delivered to the Priority Lien Agent, as “Priority Lien Debt” for the purposes of the Secured Debt Documents and this Agreement.

The then-exiting Priority Lien Agent shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to such Replacement, it being understood that the Priority Lien Agent, without the consent of any other Secured Party, may amend, supplement, modify or restate this Agreement to the extent necessary or appropriate to facilitate such amendments or supplements to effect such Replacement all at the expense of the Grantors. Upon the consummation of such Replacement and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

23

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow EPL or any other Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Debt Document.

SECTION 4.05.         Amendments to Second Lien Documents. Without the prior written consent of the Priority Lien Agent, no Second Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Second Lien Document would (i) adversely affect payment or priority rights of the Priority Lien Secured Parties including but not limited to changing the interest rates, fees, tenor, or excess cash flow formula, if any, advancing any date upon which a scheduled payment of principal or interest is due, or otherwise decreasing the weighted average life to maturity, changing a prepayment, redemption or defeasance provision so as to require a new payment or accelerate an existing payment obligation or changing a term that would result in a default under the Priority Credit Agreement, (ii) amend, supplement or otherwise modify the term “default” or “event of default” (or words of similar import) contained in any Second Lien Document, (iii) except as otherwise provided for in this Agreement, add any Liens securing the Collateral granted under the Second Lien Security Documents, (iv) increase the principal amount of the Second Lien Debt or confer any additional rights on EXXI in a manner adverse to the Priority Lien Secured Parties, (v) modify any financial covenant, negative covenant, default or event of default to make it more restrictive than the Priority Credit Agreement or (vi) contravene the provisions of this Agreement or the Priority Lien Documents.

SECTION 4.06.         Legends. The Priority Lien Agent acknowledges with respect to the Priority Credit Agreement and the Priority Lien Security Documents, on the one hand, and EXXI acknowledges with respect to the Intercompany Note and the Second Lien Security Documents, on the other hand, that the Intercompany Note, the Second Lien Documents (other than control agreements to which both the Priority Lien Agent and EXXI are parties) and each associated Security Document (other than control agreements to which both the Priority Lien Agent and EXXI are parties) granting any security interest in the Collateral will contain the appropriate legend set forth on Annex I.

SECTION 4.07.         EXXI’s Rights as an Unsecured Creditor; Judgment Lien Creditor. Both before and during an insolvency or Liquidation Proceeding, EXXI may take any actions and exercise any and all rights that would be available to a holder of unsecured claims; provided, however, that EXXI may not take any of the actions prohibited by Section 3.05(a) or Section 4.02 or any other provisions in this Agreement; provided, further, that in the event that EXXI becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lien Obligations) as the Second Liens are subject to this Agreement.

24

SECTION 4.08.         Postponement of Subrogation. EXXI hereby agrees that no payment or distribution to any Priority Lien Secured Party pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Discharge of Priority Lien Obligations shall have occurred. Following the Discharge of Priority Lien Obligations, but subject to the reinstatement as provided in Section 4.03, each Priority Lien Secured Party will execute such documents, agreements, and instruments as EXXI may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such Priority Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Priority Lien Secured Party are paid by such Person upon request for payment thereof.

SECTION 4.09.         Acknowledgment by the Secured Debt Representatives. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, and EXXI hereby (i) acknowledges that (x) this Agreement is a material inducement to enter into a business relationship, (y) each has relied on this Agreement to enter into the Priority Credit Agreement and the Intercompany Note, as applicable, and all documentation related thereto, and (z) each will continue to rely on this Agreement in their related future dealings and (ii) consents to the ranking of Liens provided for in this Agreement.

Article V
Gratuitous Bailment for Perfection of Certain Security Interests

SECTION 5.01.         General. The Priority Lien Agent agrees that if it shall at any time hold a Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Collateral is held, and if such Collateral or any such Account is in fact in the possession or under the control of the Priority Lien Agent, the Priority Lien Agent will serve as gratuitous bailee for EXXI for the sole purpose of perfecting the Second Lien of EXXI on such Collateral. It is agreed that the obligations of the Priority Lien Agent and the rights of EXXI in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Priority Lien Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Second Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to EXXI or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable EXXI to obtain a perfected Second Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such Account by the Priority Lien Agent. The Priority Lien Agent acting pursuant to this Section 5.01 shall not have by reason of the Priority Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Priority Lien Secured Party or EXXI. Subject to Section 4.03, from and after the Discharge of Priority Lien Obligations, the Priority Lien Agent shall take all such actions in its power as shall reasonably be requested by EXXI (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such Account (in each case to the extent EXXI has a Lien on such Collateral or Account after giving effect to any prior or concurrent releases of Liens) to EXXI.

25

SECTION 5.02.         Deposit Accounts. To the extent that any Account is under the control of the Priority Lien Agent at any time, the Priority Lien Agent will act as gratuitous bailee for EXXI for the purpose of perfecting the Liens of EXXI in such Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to EXXI (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 5.02). Unless the Second Liens on such Collateral shall have been or concurrently are released, after the occurrence of Discharge of Priority Lien Obligations, the Priority Lien Agent shall, at the request of EXXI, cooperate with the Grantors and EXXI (at the expense of the Grantors) in permitting control of any other Accounts to be transferred to EXXI (or for other arrangements with respect to each such Accounts satisfactory to EXXI to be made).

Article VI
Application of Proceeds; Determination of Amounts

SECTION 6.01.         Application of Proceeds. Regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or Proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied:

(i)          first, to the payment in full in cash of all Priority Lien Obligations that are not Excess Priority Lien Obligations,

(ii)         second, to the payment in full in cash of all Second Lien Obligations,

(iii)        third, to the payment in full in cash of all Excess Priority Lien Obligations, and

(iv)        fourth, to EPL or as otherwise required by applicable law.

SECTION 6.02.         Determination of Amounts. Whenever a Secured Debt Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Priority Lien Obligations (or the existence of any commitment to extend credit that would constitute Priority Lien Obligations) or Second Lien Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Secured Debt Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Secured Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Secured Debt Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of EPL. Each Secured Debt Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to EPL or any of its subsidiaries, any Secured Party or any other person as a result of such determination.

26

Article VII
No Reliance; No Liability; Obligations Absolute; Consent of Grantors; Etc.

SECTION 7.01.         No Reliance; Information. The Priority Lien Secured Parties and EXXI shall have no duty to disclose to EXXI or to any Priority Lien Secured Party, respectively, any information relating to EPL or any of the other Grantors, or any other circumstance bearing upon the risk of non-payment of any of the Priority Lien Obligations or the Second Lien Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any Priority Lien Secured Party or EXXI, in its sole discretion, undertakes at any time or from time to time to provide any such information to EXXI or any Priority Lien Secured Party, respectively, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

SECTION 7.02.         No Warranties or Liability. (a) The Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, EXXI has not made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. EXXI acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Priority Lien Agent nor any other Priority Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b)          The Priority Lien Agent and the other Priority Lien Secured Parties shall have no express or implied duty to EXXI and EXXI shall have no express or implied duty to the Priority Lien Agent or any other Priority Lien Secured Party to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any Priority Lien Document or any Second Lien Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(c)          EXXI hereby waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or such Priority Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or only part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for such Priority Lien Obligations.

27

SECTION 7.03.         Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Priority Lien Agent and the other Priority Lien Secured Parties and EXXI shall remain in full force and effect irrespective of:

(a)          any lack of validity or enforceability of any Secured Debt Document;

(b)          any change in the time, place or manner of payment of, or in any other term of (including the Replacing of), all or any portion of the Priority Lien Obligations, it being specifically acknowledged that a portion of the Priority Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c)          any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Secured Debt Document;

(d)          the securing of any Priority Lien Obligations or Second Lien Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Priority Lien Obligations or Second Lien Obligations;

(e)          the commencement of any Insolvency or Liquidation Proceeding in respect of EPL or any other Grantor; or

(f)          any other circumstances that otherwise might constitute a defense available to, or a discharge of, EPL or any other Grantor in respect of the Priority Lien Obligations or the Second Lien Obligations.

SECTION 7.04.         Grantors Consent. Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Secured Debt Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

Article VIII
Representations and Warranties

SECTION 8.01.         Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a)          Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)          This Agreement has been duly executed and delivered by such party.

28

(c)          The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the Priority Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any Governmental Authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 8.02.         Representations and Warranties of the Priority Lien Agent. The Priority Lien Agent represents and warrants to EXXI that it is authorized under the Priority Credit Agreement to enter into this Agreement.

Article IX
Miscellaneous

SECTION 9.01.         Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)          if to the Original Priority Lien Agent, to it at 600 Washington Boulevard, Stamford, Connecticut 06901, Fax: (203) 873-3569, Attention: Soulaf Kassisse; with a copy to 600 Travis Street, Suite 6500, Houston, Texas 77002, Fax: (203) 873-3056, Attention: Meredith Mann;

(b)          if to EXXI, to it c/o Bruce W. Busmire, Chief Financial Officer, at 1021 Main Street, Suite 2626, Houston, Texas 77002, 713-351-3033, bbusmire@energyxxi.com; with a copy to Gray Reed & McGraw, P.C., 1300 Post Oak Blvd., Suite 2000, Houston, Texas 77056, Fax: (713) 730-5917, Attention: Jeff Hopkins; and

(c)          if to any other Secured Debt Representative, to such address as specified in the Priority Confirmation Joinder.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to in writing between the Priority Lien Agent and EXXI from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

29

SECTION 9.02.         Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Secured Debt Representative; provided, however, that this Agreement may be amended from time to time as provided in Section 4.04. Any amendment of this Agreement that is proposed to be effected without the consent of a Secured Debt Representative as permitted by the proviso to the preceding sentence shall be submitted to such Secured Debt Representative for its review at least 5 business days prior to the proposed effectiveness of such amendment.

SECTION 9.03.         Actions Upon Breach; Specific Performance. (a) If EXXI, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the Priority Lien Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Priority Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b)          Should EXXI, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the Priority Lien Agent or any other Priority Lien Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor, with the prior written consent of the Priority Lien Agent, (i) may obtain relief against EXXI by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by EXXI that (x) the Priority Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (y) EXXI waives any defense that the Grantors and/or the Priority Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages, and (ii) shall be entitled to damages, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.

SECTION 9.04.         Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 9.05.         Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

30

SECTION 9.06.         Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 9.07.         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.08.         Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

(b)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court .of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

31

SECTION 9.09.         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.10.         Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.11.         Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Debt Documents, the provisions of this Agreement shall control; provided, however, that if any of the provisions of the Second Lien Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control.

SECTION 9.12.         Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the distinct and separate relative rights of the Priority Lien Secured Parties, on the one hand, and EXXI, on the other hand. None of EPL, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 4.01, 4.02, 4.04, or 4.05) is intended to or will amend, waive or otherwise modify the provisions of the Priority Credit Agreement or the Intercompany Note), and except as expressly provided in this Agreement neither EPL nor any other Grantor may rely on the terms hereof (other than Sections 4.01, 4.02, 4.04, 4.05, Article VII and Article IX). Nothing in this Agreement is intended to or shall impair the obligations of EPL or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Debt Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Debt Document, the Grantors shall not be required to act or refrain from acting pursuant to this Agreement, any Priority Lien Document or any Second Lien Document with respect to any Collateral in any manner that would cause a default under any Priority Lien Document.

SECTION 9.13.         (Reserved).

SECTION 9.14.         Certain Terms Concerning the Priority Lien Agent and EXXI. Neither the Priority Lien Agent nor EXXI shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. Neither of the Priority Lien Agent nor EXXI shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or EPL) any amounts in violation of the terms of this Agreement, so long as the Priority Lien Agent or EXXI, as the case may be, is acting in good faith. Each party hereto hereby acknowledges and agrees that each of the Priority Lien Agent and EXXI is entering into this Agreement solely in its capacity under the Priority Lien Documents and the Second Lien Documents, respectively, and not in its individual capacity. The Priority Lien Agent shall not be deemed to owe any fiduciary duty to EXXI, and EXXI shall not be deemed to owe any fiduciary duty to the Priority Lien Agent or any other Priority Lien Secured Party.

32

SECTION 9.15.         Authorization of Priority Lien Agent. By accepting the benefits of this Agreement and the other Priority Lien Security Documents, each Priority Lien Secured Party authorizes the Priority Lien Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.

SECTION 9.16.         Further Assurances. Each of the Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Party, and EXXI agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Priority Lien Agent or EXXI may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

SECTION 9.17.         Relationship of Secured Parties. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the Secured Parties. None of the Secured Parties nor any of their respective directors, officers, agents or employees shall be responsible to any other Secured Party or to any other Person for any Grantor’s solvency, financial condition or ability to repay the Priority Lien Obligations or the Second Lien Obligations, or for statements of any Grantor, oral or written, or for the validity, sufficiency or enforceability of the Priority Lien Documents or the Second Lien Documents, or any security interests granted by any Grantor to any Secured Party in connection therewith. Each Secured Party has entered into its respective financing agreements with the Grantors based upon its own independent investigation, and neither the Priority Lien Agent nor EXXI makes any warranty or representation to the other Secured Debt Representative or the Secured Parties for which it acts as agent nor does it rely upon any representation of the other agent or the Secured Parties for which it acts as agent with respect to matters identified or referred to in this Agreement.

[Remainder of this page intentionally left blank]

33

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE ROYAL BANK OF SCOTLAND plc,
as Priority Lien Agent

By	/S/ James L. Moyes
James L. Moyes
Authorised Signatory

Signature page to EXXI Intercreditor Agreement

ENERGY XXI GULF COAST, INC.,
a Delaware corporation

By	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

Signature page to EXXI Intercreditor Agreement

Acknowledged and Agreed to by:

EPL OIL & GAS, INC.,
a Delaware corporation

By	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

Signature page to EXXI Intercreditor Agreement

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

ENERGY XXI GOM, LLC

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ENERGY XXI TEXAS ONSHORE, LLC

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ENERGY XXI ONSHORE, LLC

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ENERGY XXI PIPELINE, LLC

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ENERGY XXI LEASEHOLD, LLC

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

Signature page to EXXI Intercreditor Agreement

ENERGY XXI PIPELINE II, LLC

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

MS ONSHORE, LLC

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

EPL PIPELINE, L.L.C.

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

NIGHTHAWK, L.L.C.

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

EPL OF LOUISIANA, L.L.C.

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

Signature page to EXXI Intercreditor Agreement

DELAWARE EPL OF TEXAS, LLC

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ANGLO-SUISSE OFFSHORE PIPELINE
PARTNERS, LLC

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

EPL PIONEER HOUSTON, INC.

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

ENERGY PARTNERS, LTD., LLC

By:	/S/ Antonio de Pinho
Name: Antonio de Pinho
Title: President

Signature page to EXXI Intercreditor Agreement

ANNEX I
Provision for the Intercompany Note and the Second Lien Documents

Reference is made to the Intercreditor Agreement, dated as of March 12, 2015, between THE ROYAL BANK OF SCOTLAND plc, as Priority Lien Agent (as defined therein) and ENERGY XXI GULF COAST, INC., a Delaware corporation (“EXXI”) (the “Intercreditor Agreement”). EXXI, by its acceptance of this [Secured Second Lien Promissory Note][Second Lien Document] (a) consents to the subordination of liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (c) represents and warrants that it is authorized to enter into the Intercreditor Agreement and (d) acknowledges and agrees that its entering into the Intercreditor Agreement is a material inducement to the Priority Lien Secured Parties (as defined in the Intercreditor Agreement) to extend credit to EXXI and EPL Oil & Gas, Inc. and such Priority Lien Secured Parties are intended third party beneficiaries of the provisions of the Intercreditor Agreement.

Provision for all Priority Lien Security Documents and all Second Lien Security Documents that Grant a Security Interest in Collateral

Reference is made to the Intercreditor Agreement, dated as of March 12, 2015, between THE ROYAL BANK OF SCOTLAND plc, as Priority Lien Agent (as defined therein) and ENERGY XXI GULF COAST, INC., a Delaware corporation (“EXXI”) (the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, [(i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement,]1[(i)][(ii)] agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, [(ii)][(iii)] [authorizes (or is deemed to authorize) the Priority Lien Agent on behalf of such Person] [represents that EXXI is authorized] to enter into, and perform under, the Intercreditor Agreement and [(iii)][(iv)] acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to [such Person][EXXI].

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

1 This bracketed language would not apply to the Priority Lien Security Documents.

Annex I

EXHIBIT A
to Intercreditor Agreement

[FORM OF]
PRIORITY CONFIRMATION JOINDER

Reference is made to the Intercreditor Agreement, dated as of March 12, 2015 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) between THE ROYAL BANK OF SCOTLAND plc, as Priority Lien Agent for the Priority Lien Secured Parties (as defined therein) and ENERGY XXI GULF COAST, INC., a Delaware corporation.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Priority Confirmation Joinder is being executed and delivered pursuant to Section 4.04 of the Intercreditor Agreement.

1.          Joinder. The undersigned, [_______________], a [_______________], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [describe applicable indenture, credit agreement or other document] hereby:

(a)          represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the Priority Lien Secured Parties under a Priority Substitute Credit Facility as a Priority Lien Agent under such Priority Substitute Credit Facility for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b)          agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address];

2.          Priority Confirmation.

The undersigned New Representative, on behalf of itself and each Priority Lien Secured Party for which the undersigned is acting as [Administrative Agent] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Priority Lien Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens.

3.          Full Force and Effect of Intercreditor Agreement. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

4.          Governing Law and Miscellaneous Provisions. The provisions of Article 9 of the Intercreditor Agreement will apply with like effect to this Priority Confirmation Joinder.

Exhibit A

5.          Expenses. EPL Oil & Gas, Inc. agrees to reimburse each Secured Debt Representative for its reasonable out of pocket expenses in connection with this Priority Confirmation Joinder, including the reasonable fees, other charges and disbursements of counsel.

Exhibit A

IN WITNESS WHEREOF, the parties hereto have caused this Priority Confirmation Joinder to be executed by their respective officers or representatives as of [______________, 20____].

[insert name of New Representative]

By:

Name:
Title:

The Priority Lien Agent hereby acknowledges receipt of this Priority Confirmation Joinder and agrees to act as Priority Lien Agent for the New Representative and the holders of the Obligations represented thereby:

__________________________________,
as Priority Lien Agent

By:

Name:
Title:

Exhibit A

Acknowledged and Agreed to by:

ENERGY XXI GULF COAST, INC.,
a Delaware corporation

By
[Name]
[Title]

EPL OIL & GAS, INC.,
a Delaware corporation

By
[Name]
[Title]

Exhibit A

EXHIBIT B
to Intercreditor Agreement

SECURITY DOCUMENTS

PART A.

List of Priority Lien Security Documents

1.	First Lien Pledge and Security Agreement and Irrevocable Proxy, dated as of June 3, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Anglo-Suisse Security Agreement”), made by Anglo-Suisse Offshore Pipeline Partners, LLC in favor of the Priority Lien Agent for each of the Secured Parties (as defined in the Anglo-Suisse Security Agreement).

2.	First Lien Pledge and Security Agreement and Irrevocable Proxy, dated as of June 3, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Delaware EPL of Texas Security Agreement”), made by Delaware EPL of Texas, LLC in favor of the Priority Lien Agent for each of the Secured Parties (as defined in the Delaware EPL of Texas Security Agreement).

3.	First Lien Pledge and Security Agreement and Irrevocable Proxy, dated as of June 3, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Energy Partners Security Agreement”), made by Energy Partners Ltd., LLC in favor of the Priority Lien Agent for each of the Secured Parties (as defined in the Energy Partners Security Agreement).

4.	First Lien Pledge and Security Agreement and Irrevocable Proxy, dated as of June 3, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “EPL of LA Security Agreement”), made by EPL of Louisiana, L.L.C. (“EPL OF LA”) in favor of the Priority Lien Agent for each of the Secured Parties (as defined in the EPL of LA Security Agreement).

5.	First Lien Pledge and Security Agreement and Irrevocable Proxy, dated as of June 3, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “EPL Security Agreement”), made by EPL in favor of the Priority Lien Agent for each of the Secured Parties (as defined in the EPL Security Agreement).

6.	First Lien Pledge and Security Agreement and Irrevocable Proxy, dated as of June 3, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “EPL Pioneer Security Agreement”), made by EPL Pioneer Houston, Inc. in favor of the Priority Lien Agent for each of the Secured Parties (as defined in the EPL Pioneer Security Agreement).

7.	First Lien Pledge and Security Agreement and Irrevocable Proxy, dated as of June 3, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “EPL Pipeline Security Agreement”), made by EPL Pipeline, L.L.C. in favor of the Priority Lien Agent for each of the Secured Parties (as defined in the EPL Pipeline Security Agreement).

Exhibit B

8.	First Lien Pledge and Security Agreement and Irrevocable Proxy, dated as of June 3, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Nighthawk Security Agreement”), made by Nighthawk, L.L.C. in favor of the Priority Lien Agent for each of the Secured Parties (as defined in the Nighthawk Security Agreement).

9.	First Lien Mortgage, Assignment, Security Agreement, Financing Statement and Fixture Filing, dated as of June 3, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “EPL Mortgage”), from EPL, as Mortgagor (as defined in the EPL Mortgage) and EPL OF LA, as Mortgagor (as defined in the EPL Mortgage) to the Priority Lien Agent, as Administrative Agent and Mortgagee (as defined in the EPL Mortgage).

PART B.

List of Second Lien Security Documents

1.	Second Lien Pledge and Security Agreement and Irrevocable Proxy, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Second Lien Security Agreement”), made by EPL and each other Subsidiary Guarantor (as defined in the Second Lien Security Agreement) in favor of EXXI.

Exhibit B